EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph M. Cummins his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

/s/ Joseph M. Cummins	December 22, 2009
Joseph M. Cummins President, CEO and Chairman

/s/ Bernard Cohen	December 22, 2009
Bernard Cohen Principal Financial and Accounting Officer

/s/ Stephen Chen	December 22, 2009
Stephen Chen Director

/s/ James Page	December 22, 2009
James Page Director

/s/ Dennis Moore	December 22, 2009
Dennis Moore Director

/s/ Thomas D'Alonzo	December 22, 2009
Thomas D'Alonzo Director

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